UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
 ___________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2017
 __________________________________
Novelion Therapeutics Inc.
(Exact Name of Registrant as specified in its charter)
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British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright
1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada
(Address of principal executive offices)
Registrant’s telephone number, including area code: (877) 764-3131
N/A
(Former name or former address, if changed since last report.)
 ____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 7, 2017, the Board of Directors (the “Board”) of Novelion Therapeutics Inc. (the “Company”) appointed Suzanne Bruhn, Ph.D. to serve as a director. Dr. Bruhn’s appointment will take effect on October 1, 2017.

Dr. Bruhn has served as President and Chief Executive Officer of Proclara Biosciences, Inc. since April 2017. Between May 2012 and November 2015, Dr. Bruhn served as President and Chief Executive Officer of Promedior, Inc. She also served as a member of the board of directors of Raptor Pharmaceuticals Corp., a publicly traded pharmaceutical company, from April 2011 until it was acquired by Horizon Pharma plc in October 2016. Prior to that, Dr. Bruhn served as Senior Vice President, Strategic Planning and Program Management at Shire plc, a publicly traded biopharmaceutical company, between December 1998 and February 2012. Dr. Bruhn currently also serves on the board of directors of Aeglea BioTherapeutics, Inc., a publicly traded biotechnology company focused on the treatment of rare genetic diseases and cancer, and Pliant Therapeutics, a private biotechnology company. Dr. Bruhn received her B.S. degree in Chemistry from Iowa State University and her Ph.D. in Chemistry from Massachusetts Institute of Technology.

There is no arrangement or understanding with the Company pursuant to which Dr. Bruhn was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Dr. Bruhn that would be reportable under Item 404(a) of Regulation S-K. As a director, Dr. Bruhn will participate in the standard compensation plan for non-employee directors as described starting on page 21 of the Proxy Statement for the Company's 2017 annual general meeting of shareholders (the “Proxy Statement”), including a $40,000 annual retainer for her service as a director, which will be prorated for 2017. In addition, as a non-employee director, Dr. Bruhn will be eligible for stock option and other equity awards as well as any retainers or other cash compensation as approved from time to time by the Board, upon the recommendation of the Compensation Committee of the Board. In connection with her appointment and consistent with the arrangements described in the Proxy Statement, Dr. Bruhn will receive a stock option to purchase 9,600 of the Company’s common shares upon the first business day after her appointment date of October 1, 2017, which will vest in equal monthly installments over 36 months, beginning one month after the grant date.

Item 7.01 Regulation FD.

A copy of the press release announcing Dr. Bruhn’s appointment is attached as Exhibit 99.1.

Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.            Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 11, 2017 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Benjamin Harshbarger
Name:	Benjamin Harshbarger
Title:	General Counsel

Date:  September 11, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 11, 2017 (furnished herewith).